UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: September 11, 2007
 (Date of earliest event reported)

TIDELANDS OIL & GAS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	0-29613	66-0549380
(State of Other Jurisdiction Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1862 West Bitters Rd. San Antonio, TX 78248
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number: (210) 764-8642

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CAR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CAR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CAR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, Tidelands Oil & Gas Corporation (the “Company”) entered into an agreement dated December 8, 2006 with Michael Ward relating to Mr. Ward’s resignation and separation from the Company (the “Separation Agreement”).  On July 9, 2006, the Company’s wholly-owned subsidiary, Tidelands Exploration & Production, Inc. (“TEPI”) entered into a Participation Agreement and Joint Operating Agreement with Regency Energy, Inc.  Regency subsequently assigned its rights pursuant to the terms of the Participation and Joint Operating Agreement to Bentley Energy Corp.  On May 17, 2007, Mr. Ward filed a lawsuit against the Company, Michael R. Ward v. Tidelands Oil Gas Corporation, Case No. 2007-CI-07451 in the District Court located in Bexar County, Texas, alleging the Company’s breach of the Separation Agreement.  On August 6, 2007, Bentley filed a lawsuit against TEPI, Bentley Energy Corp v. Tidelands Exploration & Production, Inc., Case No. 2007-CI-11661, in the District Court located in Bexar County, Texas, regarding the Participation Agreement and Joint Operating Agreement. TEPI and the Company filed cross complaints and third party petitions against Michael Ward, Regency, Bentley and Royis Ward.

On September 11, 2007, in the course of court ordered mediation, the Company and TEPI entered into a Final Release and Settlement Agreement (“Settlement”) with Michael Ward, Royis Ward, Bentley and Regency to settle and dismiss both of the above-referenced lawsuits.  Pursuant to the Settlement, Mr. Ward paid the Company the sum of $280,000 on October 1, 2007.  In connection with such payment, the rights, benefits and obligations of TEPI pursuant to the terms of the Participation Agreement and Joint Operating Agreement, and all leases thereunder, were assigned to Michael Ward.

In addition, the Company and Michael Ward agreed to terminate all provisions of the Settlement Agreement, including any remaining severance payments, except for Mr. Ward’s right of first refusal with respect to the Company’s subsidiary, Sonterra Energy Corporation, which right of first refusal shall continue in accordance with the original Separation Agreement.

The foregoing summary of the terms of the Settlement Agreement is qualified in its entirety by reference to the full and complete terms of the Final Release and Settlement Agreement, which is attached hereto as Exhibit 10.1.

Item 8.01    Other Events

See disclosure above in Item 5.02 regarding the amendment of an agreement with Mr. Ward, the Company’s former Chief Executive Officer and Director, and the settlement of certain litigation.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Final Release and Settlement Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TIDELANDS OIL & GAS CORPORATION

Date: October 5, 2007	By:	/s/ James B. Smith
James B. Smith
President and Chief Executive Officer